Exhibit 99.2

NEWS RELEASE FOR IMMEDIATE RELEASE
BRIGHAM EXPLORATION PROVIDES WILLISTON BASIN AND SOUTHERN LOUISIANA OPERATIONAL UPDATE
Austin, TX — May 7, 2009 — Brigham Exploration Company (NASDAQ: BEXP) provided an update on its Williston Basin activity including initial production rates on two operated and seven non-operated wells brought on line since year-end. Brigham is also currently participating in 16 wells that are either drilling, completing or waiting on completion, including 11 non-operated wells in the Parshall / Austin area and one non-operated well in the Sanish area. In addition, Brigham expects to participate in three non-operated wells in the Parshall / Austin and Sanish areas that are expected to spud during May.
Wells Completed Since Year-End — In late March, Brigham announced that the Olson 10-15 #1H was successfully placed on rod pump and was producing approximately 573 barrels of oil and 430 Mcf of natural gas per day. The well has produced over 46,600 barrels of oil and continues to perform strongly, with current production of approximately 359 barrels of oil and 269 Mcf of natural gas per day. Brigham owns an approximate 100% working interest and 79% net revenue interest in the well.
In addition to the Olson, the Whiting operated TTT Ranch 11-6H came on line in May at an initial production rate of 3,102 barrels of oil equivalent per day. Brigham owns an approximate 5% working interest and 4% net revenue interest in the well.
The following table summarizes wells brought on line to production since year-end (all wells target the Bakken formation unless otherwise noted):

					INIT. RATE
OPERATOR	WELL NAME	COUNTY	LOCATION	~ WI	BOEPD
Slawson Exploration	Banshee #1-1H	Mountrail	153-91-01	0.60%	1,117
Whiting Oil & Gas	TTT Ranch 11-6H	Mountrail	###-##-####	4.96%	3,102
Brigham Oil & Gas	Friedrich Trust 31 #1 (Red River)	Sheridan	34-56-31	76.68%	200
Marathon Oil	Nanette Stromman 41-13H	Dunn	###-##-####	5.83%	588
Hess Corporation	RS-Anderson ###-##-####H-1	Mountrail	###-##-####	24.61%	858
Marathon Oil	Nanette Stromman 21-13H	Dunn	###-##-####	5.83%	549
Brigham Oil & Gas	Olson 10-15 #1H	Williams	154-102-1015	100.00%	1,433
Sinclair Oil & Gas	Sinclair State #1-36H	Mountrail	###-##-####	0.94%	281
Hess Corporation	EN-Ruland ###-##-####H-1	Mountrail	###-##-####	2.43%	866
Wells Drilling, Completing or Awaiting Completion — Brigham is currently participating in 16 wells that are either drilling, completing or waiting on completion. This includes 10 EOG Resources operated wells in the prolific Parshall / Austin area. In addition, Brigham is participating in the Windsor Weflen 1-4H, which is also located in the Parshall / Austin area, with an approximate 11% working interest. Finally, Brigham is participating in the Murex Clifford Gene #1-12H, which is located in the prolific Sanish area, with a 2% working interest. These wells are anticipated to be brought on line to production in the second and third quarters of 2009.

The following table details the list of wells drilling, completing or awaiting completion (all wells target the Bakken formation unless otherwise noted):

OPERATOR	WELL NAME	COUNTY	LOCATION	~ WI	STATUS
Brigham Oil & Gas	Figaro 29-32 #1H	Mckenzie	152-101-2932	94.84%	Waiting on Completion
Brigham Oil & Gas	Strobeck 27-34 #1H (Three Forks)	Mountrail	###-##-####	76.62%	Waiting on Completion
Brigham Oil & Gas	Anderson 28-33 #1H	Mountrail	###-##-####	66.15%	Drilled Thru Curve
EOG Resources	Austin 11-1H	Mountrail	154-90-01	0.78%	Waiting on Completion
EOG Resources	Austin 23-32H	Mountrail	154-90-32	0.70%	Drilling
EOG Resources	Austin 3-4H	Mountrail	154-90-4	3.12%	Waiting on Completion
EOG Resources	Burke 14-17H	Mountrail	155-90-17	3.13%	Waiting on Completion
EOG Resources	Burke 17-23H	Mountrail	155-90-23	7.73%	Waiting on Completion
EOG Resources	Burke 21-30H	Mountrail	155-90-30	4.75%	Completing
EOG Resources	Burke 5-5H	Mountrail	155-90-05	1.17%	Completing
EOG Resources	Parshall 15-31H	Mountrail	152-90-31	3.42%	Drilling
EOG Resources	Pederson 1-33H	Mountrail	153-90-33	0.39%	Waiting on Completion
EOG Resources	Wayzetta 15-05H	Mountrail	153-90-05	3.12%	Waiting on Completion
Fidelity Exploration	Moen 23-14H	Mountrail	###-##-####	6.25%	Waiting on Completion
Murex Petroleum	Clifford Gene #1-12H	Mountrail	###-##-####	2.05%	Waiting on Completion
Windsor Energy Group	Weflen 1-4H	Mountrail	153-90-04	10.93%	Frac Scheduled for June
Non-Operated Parshall / Austin and Sanish Wells Anticipated to Be Spud in May — Brigham anticipates participating in the drilling of one Parshall / Austin area well and two Sanish area wells during May.
The following table details the list of wells anticipated to be spud in May (all wells target the Bakken formation unless otherwise noted):

OPERATOR	WELL NAME	COUNTY	LOCATION	~ WI	STATUS
Slawson Exploration	Mamba 1-20H	Mountrail	152-91-20	2.54%	Est. Spud 5/10/09
Whiting Oil & Gas	Maki 11-27H	Mountrail	###-##-####	0.16%	Est. Spud 5/22/09
Whiting Oil & Gas	Niemi 44-22H	Mountrail	###-##-####	1.62%	Est. Spud 5/15/09
Brigham Operated Bakken and Three Forks Activity — Brigham has three operated Bakken and Three Forks wells that were drilled during the fourth quarter of 2008 that are awaiting completion. Brigham elected to delay the completion of these high working interest wells to benefit from warmer weather, lower costs and anticipated improvements in differentials and oil prices later in 2009. Since year end 2008, costs are estimated to have declined approximately 30% and oil prices have improved substantially. Furthermore, differentials in the Williston Basin have improved and for Brigham averaged $7.49 per barrel for the month of April. Given the improved conditions and initiatives underway, Brigham expects to be in a position to start completing these wells — the Strobeck 27-34 #1H, the Figaro 29-32 #1-H and the Anderson 28-33 #1-H — around mid-year.
The Strobeck 27-34 #1H is a Three Forks well approximately two miles west of the Adix 25 #1 in the Ross area of Mountrail County. Brigham controls approximately 36,800 net acres in the Ross area. The Adix 25 #1 had an initial rate of approximately 892 Barrels of oil equivalent per day and the estimated ultimate recovery of the well is 432,000 barrels of oil equivalent. The Adix was a short 5,559’ lateral with 11 fracture stimulations, whereas the Strobeck, like Brigham’s recent Olson 10-15

#1H completion, is a long 9,031’ lateral with 20 planned fracture stimulations. Brigham anticipates completing the Strobeck in June, with production to sales potentially fully impacting the third quarter. Early in the third quarter in the same area, Brigham expects to drill the lateral and complete the Anderson as a long lateral with 20 to 24 frac stages in the Bakken. The Anderson is approximately two miles west of Brigham’s Carkuff Bakken discovery, which commenced production at an initial rate of 1,110 barrels of oil per day. Brigham estimates the Carkuff’s ultimate recovery at approximately 411,000 barrels of oil equivalent. The Carkuff was a short 5,454’ lateral with 12 frac stages.
Brigham controls approximately 105,000 net acres west of the Nesson Anticline in Williams and McKenzie counties, where Brigham completed the 20 frac stage Olson 10-15 #1H long lateral. The Olson was apparently the first long lateral completed in the basin with 20 frac stages, and the well has outperformed all of Brigham’s operated Bakken and Three Forks wells drilled to date. During the third quarter Brigham expects to complete the Figaro 29-32 #1-H, which like the Olson has 20 planned frac stages in a 9,444’ long lateral.
Southern Louisiana Well Hooked Up to Production — Brigham successfully brought on line its third joint venture well with Clayton Williams Energy Inc. (NASDAQ: CWEI). The Breton Sound SL 19054 #1 was completed from 60 feet of pay and was brought on line to production on May 5th. The well is currently producing 5.5 MMcf of natural gas per day with a flowing tubing pressure of 2600#. Brigham retains an approximate 50% working and 39% revenue interest in the well.
Bud Brigham, the Chairman, President and CEO, stated, “We’re excited about the continued positive performance of our Olson 10-15 #1. Although it’s early, we currently estimate the recoverable reserves at between 500,000 and 700,000 barrels of oil equivalent. Obviously, this well and our previously drilled Mrachek discovery in the same area are key wells that we believe positively impact the value of our 105,000 net acres west of the Nesson Anticline. We’re also excited about the application of 20 fracture stimulation stages by other operators in other portions of the basin, and believe the application of this Brigham developed completion technique in the basin bodes well for the highly repeatable nature of our drilling program.”
Bud Brigham continued, “We also continue to see significant activity in our acreage in the Parshall / Austin and Sanish areas. We have a significant backlog of wells awaiting completion, in particular EOG Resources operated wells, that we now anticipate will be completed in the near term given EOG’s recent indications that activity is anticipated to ramp up in the summer. In addition, we expect our production volumes to be positively impacted late in the second and third quarters as EOG fully ramps up its previously curtailed production levels.”
About Brigham Exploration
Brigham Exploration Company is a leading independent exploration and production company that applies 3-D seismic imaging and other advanced technologies to systematically explore for and develop onshore domestic oil and natural gas reserves. For more information about Brigham Exploration, please visit our website at www.bexp3d.com or contact Investor Relations at 512-427-3444.

Forward-Looking Statement Disclosure
Except for the historical information contained herein, the matters discussed in this news release are forward-looking statements within the meaning of the federal securities laws. Important factors that could cause our actual results to differ materially from those contained in the forward-looking statements include our growth strategies, our ability to successfully and economically explore for and develop oil and gas resources, anticipated trends in our business, our liquidity and ability to finance our exploration and development activities, market conditions in the oil and gas industry, our ability to make and integrate acquisitions, the impact of governmental regulation and other risks more fully described in the company’s filings with the Securities and Exchange Commission. Forward- looking statements are typically identified by use of terms such as “may,” “will,” “expect,” “anticipate,” “estimate” and similar words, although some forward-looking statements may be expressed differently. All forward-looking statements contained in this release, including any forecasts and estimates, are based on management’s outlook only as of the date of this release, and we undertake no obligation to update or revise these forward-looking statements, whether as a result of subsequent developments or otherwise.

Contact:	Rob Roosa, Finance Manager (512) 427-3300